CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 33-6879 and 33-51379) and S-8 (No. 333-33847)
of Commonwealth Edison Company and Subsidiary Companies of our report dated January 30, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP


Chicago, Illinois
April 2, 2001